UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
     (e) Compensation Plans
At the annual meeting of stockholders held on May 15, 2008, the stockholders of Tower Group, Inc. (“the Company”) approved an amendment and restatement of the Company’s 2004 Long Term Equity Compensation Plan (“Long Term Plan”) and approved the adoption of the Short Term Performance Incentive Plan (“Short Term Plan”).
The amendments to the Long Term Plan (i) increased by 1,262,723 the number of shares that can be issued under the plan to 2,325,446 shares (of the additional 1,262,723 shares only 872,042 shares can be issued under the Plan with respect to restricted stock, restricted stock units, performance shares or other similar equity based awards); (ii) clarified which anti-dilution adjustments are mandatory and otherwise clarified the authority of Compensation Committee of the Board of Directors ( the “Committee”) to make an equitable adjustment to the number of shares delivered under the plan, to the individual awards limits under the plan and to outstanding awards to prevent dilution or enlargement of rights in the event of an equity restructuring and certain other events; (iii) clarified that when stock appreciation rights are settled in stock, the share reserve is reduced by the total number of shares underlying the award, not just the number of shares issued; (iv) added additional performance measures that can be used for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”); (v) enhanced the plan’s provision prohibiting repricing of stock options or stock appreciation rights; and (vi) made other nonmaterial changes. Under the Long Term Plan, Michael H. Lee, Chief Executive Officer of the Company, was granted up to 44,606 restricted stock units for 2008 with a fair market value at the date of grant of $1,100,000, subject to meeting performance objectives set by the Committee.
The Short Term Plan, which will be administered by the Committee, will provide short term cash incentives for the achievement of specific pre-established performance objectives. The Short Term Plan limits eligibility to those employees of the Company or its subsidiaries who are designated by the Committee. The Committee designates the applicable performance period, establishes the target incentive award for each participant, establishes the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period and establishes the method in which a participant’s incentive award will be computed if the performance objectives established by the Committee are met at a level below or above the target level. If the performance objectives established by the Committee are met at a level below or above the target level, the participant will receive an incentive award equal to a percentage of the target incentive award, with such percentage based on such factors as the Committee shall determine, or the objective formula or standard established in writing by the Committee. It is intended that awards under the plan may qualify as performance-based compensation under Section 162(m) if such qualification is desired. If an award is earned, payment is made in cash as soon as practicable, and in any event no later than the 15th day of the third month following the calendar year in which ends the performance period with respect to which the incentive awards are made. Under the Short Term Plan, Michael H. Lee, the Company’s Chief Executive Officer, received an award for 2008 with a target value of $550,000 and a maximum value of $1,100,000, subject to performance objectives set by the Committee.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed as part of this report.

Number	Description
99.1	Copy of press release dated May 19, 2008
     This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.
SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.

Registrant

Date: May 19, 2008	/s/ Stephen L. Kibblehouse

STEPHEN L. KIBBLEHOUSE
Senior Vice President &
General Counsel